SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : August 27, 2009

Commission File No. 333-136643

ONE HOLDINGS, CORP.

(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8525 NW 53rd Terr., Suite C101, Doral, FL 33166

 (Address of principal executive offices)

877-544-2288

(Issuer  telephone number)

Contracted Services, Inc.,

 318 Holiday Drive, Hallandale Beach, FL, 33009

 (Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02:

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 26, 2009, Michael Weingarten was appointed as the Chairman of the board of the Company.

Set forth below is certain biographical information regarding the New Chairman:

Mr. Weingarten has served as Chairman, CEO and President in both publicly traded and privately owned companies.  He currently serves as Chairman for TFS Trade Finance Solutions Inc.(an asset based lending provider), BAM Technology Inc.(a technology distribution company) and Keda Consulting Services, Inc.(a provider of technology solutions)  Prior assignments include Chairman and CEO for Commercial Consolidators, Corp. (“CCC”) from 1999 to 2002. CCC was a provider of brand name consumer products such as Sony, Samsung, Sanyo, HP, Dell, and Phillips.  Prior to CCC Mr. Weingarten was the Chairman and CEO for Complete Tele-Management, Corp.  (“CTM”) from 1997 to 1999 (CTM was the exclusive white label local and bundled customer service billing and sales provisionary for AT&T Canada), Preferred Management, Corp. (“PMC”) from 1994 to 1996 (PMC was the first bundled local and long distance alternate service for commercial customers in Canada) and Consumer Telephone, Corp. (“CTC”) from 1991 to1993 (CTC was the first long distance option for residential and commercial customers in Canada). From 1979 to 1991, Mr. Weingarten was the CEO of Network Business Supply, Inc. and Majestic Paper.

EXHIBITS:

NA

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Holdings, Corp

August 27, 2009	By:	/s/ MARIUS SILVASAN
Marius Silvasan Director and Interim President

August 27, 2009	By:	/s/ CRIS NEELY
Cris Neely Chief Financial Officer